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                                                                    EXHIBIT 99.2

                               NEWMARK HOMES CORP.
                          ANNOUNCES THE CLOSING OF ITS
                      SALE OF WESTBROOKE ACQUISITION CORP.


FOR IMMEDIATE RELEASE:     APRIL 15, 2002


         Sugar Land, Texas--Newmark Homes Corp. (Nasdaq: NHCH) announced today that the Company has completed its previously announced sale of Westbrooke Acquisition Corp. to Standard Pacific Corp. Westbrooke Acquisition Corp. and its subsidiaries build houses in South Florida under the name of "Westbrooke Homes".

About Newmark Homes Corp.:

         Newmark Homes Corp. designs, builds, and sells single-family homes, town-homes, and patio homes in 7 major markets in Texas and Tennessee. On December 31, 2001, Newmark operated in 67 communities and had 725 homes under construction. Newmark's home-building operation offers a broader selection of homes with more amenities and greater design flexibility than are typically offered by high-volume production builders.

         Further information may be found at http://www.newmarkhomes.com.